UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2020

Audentes Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37833	46-1606174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street, 17th Floor San Francisco, CA 94108	94108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Phone Number, including Area Code: (415) 818-1001

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.00001 per share	BOLD	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

As previously disclosed, on December 2, 2019, Audentes Therapeutics, Inc., a Delaware corporation (the “Company”), Astellas Pharma Inc., a company organized under the laws of Japan (“Astellas”), and Asilomar Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Astellas (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, on December 16, 2019, Merger Sub commenced a cash tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.00001 per share (“Shares”), at a price of $60.00 per Share (the “Offer Price”), net to the seller in cash, without interest and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 16, 2019, and in the related Form of Letter of Transmittal, filed as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Schedule TO originally filed with the U.S. Securities and Exchange Commission (the “SEC”) by Astellas and Merger Sub on December 16, 2019, in each case as amended, supplemented or otherwise modified from time to time.

Item 1.02. Termination of a Material Definitive Agreement.

In March 2018, the Company entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”) to sell shares of the Company’s common stock yielding aggregate sales gross proceeds of $150 million, from time to time, through an “at the market” equity offering program under which Cowen acted as sales agent. A description of the Sales Agreement was included in the prospectus supplement filed with the SEC on March 29, 2018 pursuant to Rule 424(b)(5) relating to the Sales Agreement.

In connection with Merger (as defined below), on January 15, 2020, the Company provided notice to Cowen of its decision to terminate the Sales Agreement contingent on the occurrence of, and effective upon, the Effective Time (as defined below). The Company is not subject to any termination penalties related to termination of the Sales Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

The Offer and withdrawal rights expired at 12:00 midnight, New York City time, at the end of the day on January 14, 2020 as scheduled and was not extended. American Stock Transfer & Trust Company, LLC, in its capacity as depositary for the Offer (the “Depositary”), advised Astellas and Merger Sub that, as of expiration of the Offer, a total of 35,852,857 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 76.7% of the outstanding Shares.

The number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the Minimum Condition of the Offer (as defined in the Merger Agreement). All conditions to the Offer having been satisfied, on January 15, 2020, Merger Sub accepted for payment all Shares validly tendered and not validly withdrawn pursuant to, and prior to the expiration of, the Offer. Astellas and Merger Sub are required to make prompt payment of the Offer Price for such tendered Shares to the Depositary, which will transmit payments to tendering stockholders in accordance with the terms of the Offer.

Also on January 15, 2020, following acceptance of the tendered Shares and pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into the Company (the “Merger”), with the Company being the surviving corporation of the Merger. No stockholder vote was required to consummate the Merger. Upon completion of the Merger, the Company became an indirect, wholly-owned subsidiary of Astellas.

Also on January 15, 2020, pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding Share (other than (i) the Shares held in the treasury of the Company or owned by Astellas or Merger Sub immediately prior to the Effective Time and (ii) Shares as to which appraisal rights have been perfected in accordance with the DGCL) were canceled and converted into the right to receive an amount in cash equal to the Offer Price, without interest and less any applicable tax withholding. The effect of the Merger on Company stock options and other equity-based awards is described on pages 6-8 of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 originally filed with the SEC on December 16, 2019, as amended, supplemented or otherwise modified from time to time, which description is incorporated herein by reference.

The aggregate cash consideration paid by Merger Sub in the Offer and the Merger was approximately $3.0 billion, excluding related transaction fees and expenses. Astellas funded the consideration paid to stockholders and holders of outstanding stock options and restricted stock units in the Offer and pursuant to the Merger through Astellas’ cash on hand and existing loan facilities.

The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on December 3, 2019, and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 15, 2020, in connection with the consummation of the Merger, Astellas and the Company (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had been consummated, and (ii) requested that Nasdaq (x) halt trading in the Shares for January 15, 2020 and suspend trading of the Shares effective at the close of business on January 15, 2020 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on January 15, 2020, a change in control of the Company occurred, and the Company now is an indirect, wholly-owned subsidiary of Astellas. To the knowledge of the Company, there are no arrangements which may at a subsequent date result in a further change in control of the Company. The information set forth under the Introductory Note, Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the Merger, effective at the Effective Time, (i) each of Matthew Patterson, Mark Goldberg, M.D., Louis Lange, M.D., Ph.D., Jennifer Jarrett, Scott Morrison, Thomas Schuetz, M.D., Ph.D. and Julie Smith resigned from his or her respective position as a member of the Company’s Board of Directors, and each committee thereof, and (ii) Matthew Patterson ceased to be an executive officer of the Company. These resignations were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

At the Effective Time, (i) each of Natalie Holles, Percival Barretto-Ko, Masaaki Hirano and Toru Yoshimitsu became directors of the Company, (ii) Natalie Holles became the President and Chief Executive Officer of the Company and (iii) Thomas Soloway became the Treasurer of the Company. In addition, Thomas Soloway will remain in his position as Senior Vice President and Chief Financial Officer of the Company. Information regarding the new directors (other than Natalie Holles) has been previously disclosed in the Schedule TO originally filed with the SEC by Astellas and Merger Sub on December 16, 2019 (together with the exhibits and annexes thereto and as amended, supplemented, or otherwise modified from time to time), which is incorporated herein by reference. Information regarding Natalie Holles and the officers of the Company has been previously disclosed in the proxy statement filed with the SEC on April 26, 2019 and is incorporated herein by reference. Information regarding contractual arrangements between Natalie Holles and the Company and Thomas Soloway and the Company has been previously disclosed in the Schedule 14D-9 originally filed with the SEC on December 16, 2019, as amended, supplemented or otherwise modified from time to time, which description is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety.

Copies of the Company’s amended and restated certificate of incorporation and the Company’s amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto, each of which are incorporated herein by reference.

On January 15, 2020, immediately following the Effective Time, the Company’s Board of Directors approved a change in the Company’s fiscal year to end on March 31.

Item 8.01	Other Events.

On January 15, 2020, Astellas and the Company issued a press release announcing the expiration and results of the Offer and the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of December 2, 2019, by and among Astellas Pharma Inc., Asilomar Acquisition Corp., and Audentes Therapeutics, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Audentes Therapeutics, Inc. with the SEC on December 3, 2019)

3.1*	Amended and Restated Certificate of Incorporation of Audentes Therapeutics, Inc.

3.2*	Amended and Restated Bylaws of Audentes Therapeutics, Inc.

99.1**	Press Release of Astellas Pharma Inc. and Audentes Therapeutics, Inc., issued on January 15, 2020

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

*	Filed herewith
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUDENTES THERAPEUTICS, INC.

Date: January 15, 2020	By:	/s/ Natalie Holles
Natalie Holles
President and Chief Executive Officer